Exhibit 10.1
DEEP DOWN, INC.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the 2nd day of June, 2008, by and between Deep Down, Inc. (the “Company”), a corporation organized under the laws of the State of Nevada, with its principal offices at 15472 East Freeway, Channelview, Texas 77530, and each purchaser whose name and address is set forth on the signature pages hereof (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.    The Company desires to issue and sell shares of the Company’s Common Stock (as defined in Section 2) in a private placement (the “Offering”).

B.    Prior to the Offering, the Company has entered into the Acquisition Agreement (as defined in Section 1) with Flotation (as defined in Section 1).

C.    In furtherance of the Offering, the Company has prepared and delivered to each Purchaser (i) a confidential private placement memorandum, dated as of May 16, 2008 (such confidential private placement memorandum, as supplemented as of June 2, 2008, and as amended or supplemented, including all documents incorporated by reference therein, including any SEC Filings (as defined in Section 4.15) and any other documents incorporated by reference pursuant to Section 4.15 herein collectively, the “Private Placement Memorandum”) and (ii) a Company Disclosure Letter (as defined in Section 1).

D.    Each Purchaser desires, upon the terms and conditions set forth in this Agreement, including without limitation the consummation of the Acquisition (as defined in Section 1), to purchase shares of the Company’s Common Stock in the Offering.

E.    The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities regulation afforded by Section 4(2) of the Securities Act (as defined in Section 3.2) or Rule 506 under Regulation D.

IN CONSIDERATION of the premises and mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

SECTION 1.  Certain Defined Terms.  As used in this Agreement, the following capitalized terms shall have the following meanings ascribed to them:

“Acquisition” shall mean the acquisition by the Company of Flotation substantially in accordance with the terms set forth in the Acquisition Agreement.

“Acquisition Agreement” shall mean the Stock Purchase Agreement by and among the Company and Flotation and certain Selling Stockholders identified therein, dated as of April 17, 2008, as filed by the Company with the SEC on a Current Report on Form 8-K on April 22, 2008.

“Company Disclosure Letter” means the disclosure letter, substantially in the form annexed hereto as Exhibit 1, delivered to each Purchaser prior to the execution of this Agreement, which letter is incorporated in this Agreement by reference.  The disclosure schedule delivered by Flotation to the Company pursuant to the Acquisition Agreement shall be attached to, and is hereby incorporated by reference into, the Company Disclosure Letter.

“Flotation” means Flotation Technologies, Inc. a Maine corporation.

“Flotation Financial Statements” has the meaning set forth in Section 4.15.

“Knowledge” whenever the term “to their knowledge,” “to our knowledge,” or any similar phrase implying a limitation on the basis of knowledge, the qualification is intended to mean the actual present knowledge or belief of the officers and directors of the Company who have given substantive attention to the transactions described in this Agreement, and does not include any matter not within their present recollection, any knowledge of any other employee, officer, director or affiliate now or previously within the Company or any constructive or imputed notice of any matter or any item of information.

“Placement Agent” shall mean Dahlman Rose & Co., LLC.

“Required Purchasers” shall mean Purchasers who purchased not less than an aggregate of 50.1% of the Shares.

“Subsidiary” shall mean, immediately prior to the Closing, any entity by which at least fifty (50%) percent of the outstanding equity is owned, directly or indirectly, by the Company (or which are otherwise directly or indirectly controlled by the Company).   Notwithstanding anything to the contrary, for the avoidance of doubt, for all purposes set forth in this Agreement except as specifically excluded, the definition of Subsidiary shall include Flotation.

SECTION 2. Sale and Purchase of Shares.

(a)           Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 57,142,857 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a purchase price of $0.70  per Share.  The Company reserves the right to increase or decrease the aggregate number of Shares of Common Stock sold in this private placement prior to the Closing Date (as defined in Section 3.1).

(b)           Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3.1), the Company shall sell to each Purchaser and each Purchaser shall buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on such Purchaser’s signature page hereto.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of its Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 3.  Delivery of the Shares at the Closing.

3.1    Location of the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Hahn & Hessen LLP, 488 Madison Avenue, New York, New York 10022 on June 3, 2008 or as soon as practicable and as agreed by the Company and the Placement Agent, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).  The Company shall notify each Purchaser of the time of the Closing by facsimile transmission or otherwise.

3.2    Actions to be Taken Prior to, and at, the Closing.  Upon execution of this Agreement, the Company shall authorize its transfer agent (the “Transfer Agent”) to arrange delivery to each Purchaser of one or more stock certificates registered in the name of each Purchaser, or in such nominee name(s) as designated by a Purchaser in writing in the Questionnaire (defined below), representing the number of Shares set forth on such Purchaser’s signature page hereto and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof or Rule 506 thereunder.  At the Closing, the Transfer Agent shall deliver to the Placement Agent a certificate of the Transfer Agent, in form and substance reasonably acceptable to the Placement Agent, certifying that it is duly authorized to issue the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I (the “Questionnaire”).

3.3    Conditions Precedent to Closing. (a)  The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to a Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company:  (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder by such Purchaser; (ii) that the representations and warranties made by such Purchaser herein are accurate as of the Closing Date; (iii) that such Purchaser has fulfilled undertakings and covenants set forth herein required to be fulfilled prior to the Closing; (iv) such Purchaser shall have executed and delivered to the Company the Questionnaire and the Registration Statement Questionnaire attached hereto as part of Appendix I (the “Registration Statement Questionnaire”), pursuant to which such Purchaser shall provide information necessary to confirm such Purchaser’s status as an “accredited investor” as defined in Rule 501 promulgated under the Securities Act; (v) no proceeding challenging this Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official; (vi) the sale of Shares to such Purchaser shall not be prohibited by any law or governmental order or regulation; (vii) such Purchaser has received a copy of the Private Placement Memorandum and the Company Disclosure Letter; and (viii) the Acquisition and all of the transactions contemplated by the Acquisition Agreement shall have been consummated pursuant to the terms thereof.

(b)    Each Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the conditions:  (i) that the representations and warranties made by the Company herein are accurate as of the Closing Date; (ii) that the Company has fulfilled all undertakings and covenants set forth herein required to be fulfilled prior to the Closing; (iii) that the Acquisition shall have been completed;  (iv) that the Common Stock shall be quoted by at least three market-makers on the OTC Bulletin Board within five (5) days of the Closing Date; (v) the absence of any Material Adverse Change (as defined in Section 4.22) affecting the Company since December 31,

2007; (vi) no proceeding challenging this Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official; (vii) the sale of Shares to such Purchaser shall not be prohibited by any law or governmental order or regulation; (viii) that the Placement Agent shall have received the opinion of Sonfield & Sonfield, the Company’s outside counsel, dated as of the Closing Date, substantially covering the matters set forth in Exhibit 2 attached hereto; (ix) that the Company shall have delivered to the Placement Agent a certificate evidencing the formation and good standing of the Company and of Flotation in their respective jurisdictions of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date; (x) that the Company shall have delivered to the Placement Agent a certificate evidencing the Company’s and Flotation’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and Flotation conducts business, as of a date within ten (10) days of the Closing Date; (xi) that the Company shall have delivered to the Placement Agent a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date; (xii) that the Company shall have delivered to the Placement Agent a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 4.4 as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Placement Agent, (y) the Certificate of Incorporation, as amended and (z) the Bylaws, each as in effect at the Closing.  The Company shall provide copies of any of the documents referred to in this Section 3.3 to any Purchaser upon such Purchaser’s request.

SECTION 4.    Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:

4.1    Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined in Section 4.22).  Set forth on Schedule 4.1 to the Company Disclosure Letter is a complete and correct list of all Subsidiaries of the Company other than Flotation.  Each Subsidiary other than Flotation and, to the Company’s knowledge, Flotation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect, either individually or in the aggregate.

4.2    Authorized Capital Stock.  As of May 16, 2008, (i) the authorized capital stock of the Company consisted of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which 115,846,019 shares of Common Stock and no shares of Preferred Stock were issued and outstanding; (ii) there were outstanding options granted pursuant to the Company’s stock option plans to purchase a total of 8,125,000 shares of Common Stock;  and (iii) there were available for issuance under the Company’s stock option and purchase plans a total of 9,252,000 shares of Common Stock.  The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum.  Except (I) for stock options and other awards granted under the option, award and purchase plans of the Company described in the Summary of the Offering section of the Private Placement Memorandum, and (II) as otherwise disclosed in or contemplated by the Risk Factors section of the Private Placement Memorandum and the Company Disclosure Letter, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, in each case whether contingent or not, vested or unvested, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.  The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Private Placement Memorandum accurately and fairly presents in all material respects all information pertaining to such plans, arrangements, options and rights.  With respect to each Subsidiary other than Flotation and, to the Company’s knowledge, with respect to Flotation, (i) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.  Except as disclosed on Schedule 4.2 to the Company Disclosure Letter, the Company owns one hundred (100%) percent of the outstanding equity of each Subsidiary other than Flotation.

4.3    Issuance, Sale and Delivery of the Shares.  The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.  No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.  The issue and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any person (other than a Purchaser who is not, and has not been, a beneficial owner, directly or indirectly of the Company’s Common Stock or other securities at any time in the past six months prior to the date hereof ) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion or exchange or reset price under such securities.  Except as set forth in the Private Placement Memorandum or in any document incorporated by reference therein, no stockholder of the Company has any right (which has not been waived or expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 (the “Registration Statement”)) to require the Company to register under the Securities Act the sale of any shares owned by such stockholder in the Registration Statement .  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. The Company represents that the issuance of the Shares is exempt from registration under the Securities Act.

4.4    Due Execution, Delivery and Performance of this Agreement.  The Company has all requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The execution, delivery and performance of this Agreement by the Company and, as applicable, the Subsidiaries other than Flotation and, to the Company’s knowledge, Flotation, and the consummation of the transactions herein contemplated (i) will not violate any provision of the organizational documents of the Company and, as applicable, the Subsidiaries other than Flotation and, to the Company’s knowledge, Flotation,  (ii) (A) will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company, of any of its Subsidiaries  other than Flotation and, to the Company’s knowledge, Flotation, pursuant to the terms or provisions of, and (B) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties, where such conflict, creation, breach, violation or default in any of the foregoing clauses (i), (ii)(A) or (ii)(B) is reasonably likely to result in a Material Adverse Effect.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares.  Upon the execution and delivery of this Agreement by the Company, and assuming the valid execution hereof by each Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

4.5    Accountants.  The firm of Malone & Bailey, PC, which has expressed its opinion with respect to the consolidated financial statements included in the Company’s 2007 10-KSB (as defined in Section 4.15(a), portions of which are incorporated by reference in the Private Placement Memorandum), has represented that it is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

4.6    Contracts.  All material agreements to which the Company or any Subsidiary other than Flotation is a party and which are required to have been filed by the Company pursuant to the Securities Act have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.  All material agreements to which Flotation is a party are listed on Schedule 4.6 of the Company Disclosure Letter. The contracts that are material to the Company and its Subsidiaries (including without limitation Flotation) are valid and legally binding and in full force and effect on the date hereof; and neither the Company, any of its Subsidiaries nor, to the Company’s knowledge, Flotation or any other party thereto, is in breach of or default under any of such contracts, which breach or default would have a Material Adverse Effect.  The Company has not assigned, mortgaged, pledged, encumbered or otherwise hypothecated any of its right, title or interest in such contracts.   The Company has not received any written notice regarding the termination of any such agreements.

4.7    No Actions.  Except as disclosed in the Private Placement Memorandum, (1) there are no legal or governmental actions, suits, proceedings, pending and (2) to the Company’s knowledge, there are no legal or governmental actions, suits, or proceedings threatened, to which the Company or any of its Subsidiaries is or may be a party or subject or of which property of the Company or any of its Subsidiaries is or may be the subject, or related to applicable environmental or discrimination matters, or instituted or overseen by the Commission, the Financial Institutions Regulatory Authority, any state securities commission or other governmental or regulatory entity, which actions, suits or proceedings, individually or in the aggregate, would prevent or might reasonably be expected to prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and, to the Company’s knowledge, no labor disturbance by the employees of the Company or of any of its Subsidiaries exists or is imminent, which is reasonably expected to have a Material Adverse Effect.  Except as disclosed in the Private Placement Memorandum, neither the Company, any of its Subsidiaries other than Flotation, nor to the Company’s knowledge Flotation, is party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

4.8    Properties.  Each of the Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements incorporated by reference in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which are not material in amount and do not materially adversely affect the use made of such property by the Company or any of its Subsidiaries.  Each of the Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, holds its leased properties under valid and binding leases, subject to such exceptions as are not materially significant in relation to its business.  Neither the Company, any of its Subsidiaries other than Flotation, nor to the Company’s knowledge Flotation, has entered into any covenant not to compete or contract limiting such entity’s ability to exploit fully any of such entity’s material proprietary assets or to transact business in any material market or geographical area or with any Person (as defined in Section 4.34).

4.9    No Material Change.   Except as specifically contemplated by this Agreement or the Acquisition Agreement and related agreements and the transactions contemplated thereby or as described in or specifically contemplated by the Private Placement Memorandum, since December 31, 2007, neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation (i) has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction not in the ordinary course of business or which could reasonably be expected to have a Material Adverse Effect; (ii) has sustained any material loss or damage to its physical properties or assets from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) has paid or declared any dividends or other distributions with respect to its capital stock, and neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has defaulted in the payment of principal or interest on any outstanding debt obligations.  Except as specifically contemplated by this Agreement or the Acquisition Agreement and related agreements and the transactions contemplated thereby or as described in or specifically contemplated by the Private Placement Memorandum, since December 31, 2007, there has not been (i) any change in the capital stock of the Company of any of its Subsidiaries other than Flotation or to the Company’s knowledge Flotation, other than the sale of the shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or (ii) any increase in indebtedness material to the Company, any of its Subsidiaries other than Flotation or to the Company’s knowledge Flotation.

4.10   Intellectual Property.  Except as disclosed in the Private Placement Memorandum:  (i) the Company, directly or through a Subsidiary, owns or has obtained valid and enforceable licenses for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, trademark applications, copyrights, copyright applications, maskworks, maskwork applications, trade secrets, fictitious business names, service marks, service mark applications, know how, customer lists, franchise systems, computer software, computer program, designs, blueprints, engineering drawings, proprietary products, source code, technology, proprietary rights or other intellectual property rights or intangible assets and all licenses and other rights required to use or exploit any of the foregoing, currently used in the conduct of the Company’s business (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Private Placement Memorandum that would preclude or otherwise materially adversely prevent the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) to the Company’s actual knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s actual knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than any such actions, suits, proceedings and claims that would not reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company’s actual knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

4.11         Permits; Regulatory Compliance.

(a)    Each of Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as such businesses are described in the SEC Filings (as defined in Section 4.15)  and the Private Placement Memorandum, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company, any Subsidiary other than Flotation, nor to the Company’s knowledge Flotation, has received any notice of proceedings relating to the revocation or modification of any material permit.

(b)    The Company and its Subsidiaries, the operation of their respective businesses and any real property that the Company or any of its Subsidiaries owns, leases or otherwise occupies or uses (the “Premises”) are to the Company’s knowledge with respect to the Company and each Subsidiary in material compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business and orders or directives of any governmental authorities having jurisdiction.  Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has been advised, or has reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business; in each case, except where failure to be in compliance would not have a Material Adverse Effect.

4.12    Taxes.  Except as set forth in the Private Placement Memorandum, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company, any of its Subsidiaries nor to the Company’s knowledge Flotation, has actual knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

4.13    Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.14    Offering Materials.  Except for the SEC Filings (as defined in Section 4.15), the Company has not distributed and will not distribute prior to the Closing Date to any Purchaser any offering material or material non-public information in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto.  Neither the Company nor any Person acting on its behalf has in the past or will hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Shares contemplated by this Agreement to the registration requirements of Section 5 of the Securities Act.

4.15    Additional Information.  (a)  To the extent incorporated by reference in the Private Placement Memorandum, the information contained in the following documents, did not, and will not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Filings”):

1.
The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the Commission on April 1, 2008 and as amended by our filing with the Commission on May 1, 2008 (the “2007 10-KSB”);

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 16, 2008;

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on April 21, 2008 and May 1, 2008; and

4.	Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the Closing.

In addition, as of the date of this Agreement, the Private Placement Memorandum and the Company Disclosure Letter, which in each case to the Company’s knowledge the Placement Agent has furnished to each Purchaser, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

In furtherance and not in limitation of the provisions of Section 4.15(a), the consolidated financial statements of the Company and the related notes contained in or incorporated by reference into the SEC Filings (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Company Financial Statements”), are complete and correct and present fairly in all material respects, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries (other than Flotation) as of the dates indicated, and the results of their operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles.  The Company Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified without modification of the accounting principles used in the preparation thereof throughout the periods presented, subject, in the case of unaudited financial statements for interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.  The unaudited portion of the Company Financial Statements has been prepared by the management of the Company and is consistent with the Company’s books and records. There has been no Material Adverse Change affecting the Company or its Subsidiaries since December 31, 2007, other than as set forth in the Company Financial Statements.

(b)    The Unaudited Company Pro Forma Financial Results in the form attached to the Private Placement Memorandum accurately reflect the accounting effects of the Acquisition as of the dates presented.

(c)    (i) With respect to Flotation, to the Company’s knowledge (i) the reviewed balance sheet of Flotation as at December 31, 2006 and the related reviewed statements of income, stockholders’ equity and cash flows of Flotation for the year then ended, (ii) the audited balance sheet of Flotation as at December 31, 2007 and the related audited statements of income, stockholders’ equity and of cash flows of Flotation for the year then ended, and (iii) the unaudited balance sheet of Flotation as at February 29, 2008 and the related statement of income of Flotation for the two month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Flotation Financial Statements”) is complete and correct and present fairly in all material respects, in accordance with generally accepted accounting principles, the consolidated financial position of Flotation as of the dates indicated, and the results of its operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles.  The Flotation Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified without modification of the accounting principles used in the preparation thereof throughout the periods presented, subject, in the case of unaudited financial statements for interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.  To the Company’s knowledge, the unaudited portion of the Flotation Financial Statements has been prepared by the management of Flotation and is consistent with Flotation’s books and records.

(ii)      The Company agrees to complete an audit of the Flotation Financial Statements in form and substance meeting the requirements of the Commission for use of Form S-3 as provided in Section 7 within forty-five (45) calendar days following the Closing Date.

4.16    Form D.  No later than fifteen (15) days after the Closing, the Company shall file a Form D with respect to the Shares as required under Regulation D and shall provide a copy thereof to the Placement Agent and any Purchaser who requests a copy after filing.

4.17    Legal Opinion.  Prior to the Closing, Sonfield & Sonfield, counsel to the Company, will deliver its legal opinion to the Placement Agent substantially in the form attached as Exhibit 2 to this Agreement.  Such opinion shall also state that each Purchaser may rely thereon as though it were addressed directly to such Purchaser.

4.18    Certificate.  At the Closing, the Company will deliver to each Purchaser a certificate executed by the chief executive officer, or the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to each Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

4.19    Reporting Company; Form S-3.  The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required thereby since December 14, 2006.  The Company satisfies the registrant requirements for the use of a registration statement on Form S-3 to register the Shares for resale by each Purchaser under the Securities Act as provided in Section 7.  To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of the registration statement on Form S-3 for the resale of the Shares by each Purchaser contemplated by Section 7 of this Agreement.

4.20    Environmental Laws.   The Company and its Subsidiaries, to their knowledge, (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) do not own or operate any real property contaminated with any substance that is in violation of Environmental Laws, and (v) are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, where, in each of the foregoing clauses (i), (ii), (iii), (iv) and (v) the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  There is no civil, criminal or administrative action, suit, investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened by or before any court or governmental authority against the Company, any of its Subsidiaries other than Flotation, or to the Company’s knowledge Flotation, relating to or arising from the Company’s or any Subsidiary’s non-compliance with any Environmental Laws, and the Company has not received written notice of any alleged violations of Environmental Laws.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.21    Use of Purchaser Name.  Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

4.22    Material Adverse Effect; Material Adverse Change.  As used in this Section 4, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), results of operation, properties, operations  or prospects of the Company and its Subsidiaries taken as a whole; and “Material Adverse Change” shall mean a material adverse change in the business, condition (financial or otherwise), results of operation, properties, operations or prospects of the Company and its Subsidiaries taken as a whole; provided, however, that “Material Adverse Change” and “Material Adverse Effect” shall not include any such changes that result from the announcement or pendency of this Agreement, the Acquisition Agreement, the Acquisition or the other transactions contemplated by the Acquisition Agreement.

4.23    No Defaults.  Except as disclosed in the Private Placement Memorandum, neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, is in violation or default of any provision of its certificate of incorporation or bylaws (or equivalent documents under relevant jurisdictions of organization), or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and where such breach or default is reasonably likely to result in a Material Adverse Effect.

4.24    Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.25    Use of Proceeds.  The Company will use the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Private Placement Memorandum.

4.26    Price of Common Stock.  The Company has not and to its knowledge, no one acting on its behalf has, directly or indirectly, (i) taken any action intended to stabilize or manipulate the price of the Company’s shares of the Common Stock to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the Common Stock or the Shares, other than the Placement Agent’s placement of the Shares, or (iii) paid or agreed to pay any Person any compensation for soliciting another to purchase any other securities of the Company.  The Company has not repurchased any of its shares of Common Stock since December 31, 2007.

4.27    Disclosure.  Except as included in the Private Placement Memorandum, neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company, has provided any Purchaser with any information that the Company believes constitutes material, non-public information.  On or before 9:00 a.m., New York City Time, on the first business day after the date hereof, the Company shall (i) issue a press release in form reasonably acceptable to counsel for the Placement Agent describing the transactions contemplated by this Agreement and (ii) file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Private Placement Memorandum as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement (including such exhibit, the “8-K Filing”).  Except for information that may be provided to each Purchaser pursuant to Section 5(i) of this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Purchasers with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of such Purchaser.  The Company understands and confirms that each Purchaser will rely on the representations and covenants set forth in this Section 4.27 in effecting transactions in securities of the Company.

4.28    Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.29    Insurance.  The Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and the Subsidiaries are engaged, excluding directors and officers’ insurance.  Neither the Company, any Subsidiary other than Flotation, nor to the Company’s knowledge Flotation, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.30    Transactions with Affiliates and Employees.  Except as set forth in the SEC Filings and the Private Placement Memorandum, none of the officers or directors of the Company, or any of their respective affiliates, and, to the knowledge of the Company, none of the employees of the Company or stockholders of the Company holding more than 10% of the outstanding shares of any class of the Company’s equity securities, or any of their respective affiliates (collectively with the officers, directors and any of their respective Affiliates, the “Company Affiliates”), is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Company Affiliate, or to the knowledge of the Company, any entity in which any officer, director, any such employee or any of their respective affiliates, has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered on an arms-length basis, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.   None of the Company Affiliates has any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity that competes with the Company, except that Company Affiliates and members of their immediate families may own stock (but not in excess of 5% of the outstanding shares of any class of equity security) in publicly traded companies that may compete with the Company.  To the Company’s knowledge, no Company Affiliate or member of his or her immediate family is, directly or indirectly, interested in any contract to which the Company is a party.

4.31    Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date, other than as disclosed in its 2007 10-KSB.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and internal controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and internal controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K promulgated under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

4.32    No Integrated Offering.  Assuming the accuracy and completeness of each Purchaser’s representations and warranties set forth in Section 5 below, neither the Company, nor to the Company’s knowledge, any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated.  Except for privately negotiated sales set forth on Schedule 4.32 to the Company Disclosure Letter,  the Company has not, directly or indirectly, made any offers or sales of the Shares or securities of the same or a similar class as the Shares during the six month period ending on the date hereof, and has no intention of making an offer or sale of the Shares or securities of the same or a similar class as the Shares after completion of the transactions contemplated by this Agreement, except for the offering of the Shares through the Placement Agent and for offers and sales, the result of which would not cause the offer and sale of the Shares contemplated hereunder to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act.

4.33    Solvency.  Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 4.33, “Insolvent” means, with respect to any Person (as defined in Section 4.34), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 4.34), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.34    Indebtedness.  Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation (i) has any outstanding Indebtedness (as defined below), except as disclosed on the Company’s 2007 10-KSB, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  The Private Placement Memorandum provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.35    No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act and “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act.

4.36    Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds  for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contributions made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.37    Acknowledgment Regarding Purchasers’ Purchase of Shares.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transaction contemplated hereby and any advice given by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter this Agreement has been based solely on the independent evaluation of the transaction contemplated hereby the Company and its representatives.

4.38    Removal of Restrictive Legend.  (a)  Stock certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 5(f) below) (i) while a Registration Statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Commission’s staff) and such lack of requirement is confirmed by a legal opinion reasonably satisfactory to the Company.

(b)    The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date any Registration Statement relating to the resale of the Shares has been declared effective by the Commission if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that following the relevant effective date or at such time as such legend is no longer required under this Section 4.38, it will, no later than 3 Trading Days following the delivery by a Purchaser to the Company’s transfer agent of a certificate representing the Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive or other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4.38 or Section 5(f) below.  Certificates for Shares subject to legend removal under this Section 4.38 shall be transmitted by the transfer agent of the Company to each Purchaser by crediting the account of such Purchaser’s prime broker with the Depositary Trust Company System.  For purposes of this Section 4.38, “Trading Day” shall mean a day on which the New York Stock Exchange or NASDAQ is open for trading of equity securities of any issuer listed on such national securities exchange.

(c)    In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial damages and not as penalty, for each $1,000 of Shares (based on the closing price of the Common Stock on the date such Shares are submitted to the Company’s transfer agent) subject to Section 4.38(b), $10 per Trading Day (increasing to $20 per Trading Day, five Trading Days after such damages have begun to accrue) for each Trading Day after the 10th Trading Day after the Legend Removal Date until such certificate is delivered.  Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Shares as required by this Agreement, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity, including without limitation a decree of specific performance and/or injunctive relief.

4.39    Lock-ups.   For a period of ninety (90) days from the Closing, , the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of) any shares of Common Stock, or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than option grants to employees pursuant to existing plans in the ordinary course of business), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Placement Agent or of the Required Purchasers; and to cause each officer and director of the Company and each beneficial owner of more than 5% of the Company’s Common Stock (each, a “Lock-Up Party”) to furnish to the Placement Agent, prior to the Closing, a letter or letters, in form and substance satisfactory to counsel for the Placement Agent, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by such person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of ninety (90) days from the date of the Closing, without the prior written consent of the Placement Agent; provided that if the Registration Statement is not declared effective within ninety (90) days of the Closing, then the Company and each Lock-Up Party will be subject to the restrictions set forth above for an additional period of thirty (30) days from the date the Registration Statement is declared effective; and provided further each of the following Lock-Up Parties, Messrs. Chamberlain, Smith and Butler, may pledge up to 2,325,000, 1,075,000 and 350,000 shares, respectively, to secure personal indebtedness.  Nothing contained in this Section 4.39 shall prevent the Company from issuing (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement and disclosed in this Agreement or the Private Placement Memorandum prior to the Closing; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Agreement, provided in each case, that such issuances are registered under the Securities Act or made pursuant to an exemption under the Securities Act  and will not cause the offer and sale of the Shares contemplated by this Agreement to fail to be entitled to the exemptions from registration afforded by Section 4(2) of the Act.

4.40    Issuance of Certain Securities.  For a period expiring on the third anniversary of the Closing Date, without the prior written consent of Purchasers owning a majority of the Shares, the Company shall not issue for cash (a) any convertible securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include convertible securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a bona fide business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in this Agreement, or (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other  than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

4.41    Shell Company Status.  The Company is not, and has not been since December 31, 2006, an issuer identified in Rule 144(i)(1) of the Commission.

4.42    U.S. Real Property Holding Corporation.  The Company is not, has never been, and for a period expiring on the third anniversary of the Closing Date, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the request of any Purchaser.

4.43    Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

4.44    Foreign Assets Control Regulations.  The use the proceeds from the sale of the Shares will not violate the Trading with the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the “Trading with the Enemy Act”) or any of the foreign asset control regulations of the United States Treasury Department (31CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079(2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Company nor any of its Subsidiaries or other affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations, or (b) engages or will engage in any dealings or transactions, or otherwise associated, with any such “blocked person”.

4.45    Disclosure.  Without limitation on other representations of the Company, including those set forth in Section 4.15, all disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, taken as a whole, furnished by or on behalf of the Company, including, without limitation, the Private Placement Memorandum of the Company dated May 16, 2008, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists (other than the consummation of the transactions contemplated hereby) with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

SECTION 5.  Representations, Warranties and Covenants of each Purchaser.  (a) Each Purchaser represents and warrants to, and covenants with, the Company that:  (i) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares, including the Private Placement Memorandum and the Company Disclosure Letter; (ii) such Purchaser is acquiring the number of Shares set forth on such Purchaser’s signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention or view toward the public sale or distribution thereof, and no arrangement or understanding exists with any other Persons regarding the public sale or distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell such Shares pursuant to the Registration Statement or in compliance with an exemption from registration under the Securities Act or, other than with respect to any claims arising out of a breach of this representation and warranty, such Purchaser’s right to indemnification under Section 7.3); (iii) such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any short sales in the securities of the Company (including without limitation any short sales involving the Company’s securities) since May 1, 2008, which according to information provided by the Company, the earliest time that any Purchaser was first contacted regarding an investment in the Shares; (iv) such Purchaser has completed or caused to be completed the Registration Statement Questionnaire, for use in the preparation of the Registration Statement and for ascertaining whether Purchaser is an accredited investor, and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the effective date of the Registration Statement; (v) such Purchaser has completed or caused to be completed the Questionnaire and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing; (vi) such Purchaser has been furnished with and has had access to such information as is in the Private Placement Memorandum and Company Disclosure Letter together with the opportunity to obtain such additional information as it may request to verify the accuracy of the information supplied; (vii) such Purchaser has, in connection with its decision to purchase the number of Shares set forth on such Purchaser’s signature page hereto, relied solely upon the Private Placement Memorandum, the Company Disclosure Letter, and in each case, the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (viii) such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (ix) such Purchaser agrees to notify the Company as promptly as possible of any change in any of the foregoing information until such time as such Purchaser has sold all of its Shares or the Company is no longer required to keep the Registration Statement effective.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Purchasers with applicable law, it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked by the Company or its Subsidiaries to agree, nor has any Purchaser agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging and/or trading activities at various times, and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(b)    Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.  The Company has made no agreement whatsoever to repurchase the Shares or, except as expressly provided in this Agreement, to register the resale of any portion of such Shares under the Securities Act or under any state securities law.

(c)    Each Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment.  Each Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(i) below).  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of such Purchaser, or that such Purchaser is legally required to disclose; provided, however, that if such Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

(d)    Each Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value of the Common Stock.  Other than as set forth by the Company in the SEC Filings and the Private Placement Memorandum, neither the Company nor the Placement Agent has made any representations about the value or performance of the Company or the Shares.  Each Purchaser has read and understands the risk factors set forth in the Private Placement Memorandum.  Each Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.  Each Purchaser has been afforded the opportunity to ask questions of the Company regarding such matters and acknowledges that neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives modifies, amends or affects such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 4 above.

(e)    Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f)    Each Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold by non-affiliates of the Company pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) promulgated under the Securities Act no longer applies to the sale of such shares without registration, and subject to Section 4.38(a)(iv), the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

“THE ISSUANCE AND THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(g)    Each Purchaser agrees that the removal of the restrictive legend from certificates representing the Shares as set forth in Section 4.38 is predicated upon the Company’s reliance that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(h)    Each Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

(i)     Each Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied.  Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or such time as such prospectus has been supplemented, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  Each Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which it receives written notice of the Suspension of the use of said prospectus (without providing any other material information other than at the written request of such Purchaser) and ending at the time the Company gives such Purchaser written notice that such Purchaser may thereafter effect sales pursuant to said prospectus.  Each Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, unless, in the good faith judgment of the Company’s Board of Directors following the written advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph would be reasonably likely to cause a violation of the Securities Act or the Exchange Act; provided that the Company shall remain liable for liquidated damages pursuant to Section 7.7 hereof with respect to any Suspensions exceeding the aforementioned two permitted 30-day Suspensions in any 12-month period.

(j)    Each Purchaser further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of such Purchaser in Section 7.3 hereof may be legally unenforceable; (iii) the execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (A) conflict with or result in a violation of any provision of such Purchaser’s certificate of incorporation or other organizational documents, or (B) violate or conflict with, or result in a breach of any provision of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which such Purchaser is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Purchaser, except in each case for any such violation that would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Agreement; (iv) such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, except for such consents, authorizations, orders, filings or registrations that have already been obtained; (v) such Purchaser has no present intent to consummate a “change of control” of the Company, as such term is understood in Rule 13d of the Exchange Act; (vi) such Purchaser is not a party to any litigation against the Company; (vii) such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice, and (viii) such Purchaser is not relying on the Company, the Placement Agent or their respective counsel for an evaluation of the business, tax, legal or other consequences of an investment in the Company or the Shares.  Each Purchaser has consulted its own legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Shares.  In the case of a Purchaser that is, individually or collectively with the Purchaser/Affiliates (as defined below), a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Purchaser/Affiliates’ assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such assets, the representations set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge of the transactions contemplated in this Agreement.

SECTION 6.  Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement.

SECTION 7.  Registration of the Shares; Compliance with the Securities Act.

7.1    Registration Procedures and Expenses.  The Company shall:

(a)    subject to receipt of necessary information in writing from the Purchasers, as soon as reasonably practicable, but in no event later than forty-five (45) calendar days following the Closing Date (the “Filing Date”), prepare and file with the Commission a Registration Statement on Form S-3 relating to the sale of the Shares by each Purchaser from time to time on the OTC Bulletin Board or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions (each a “Registration Statement”, with the initial Registration Statement referred to as the “First Registration Statement”) and will use its best efforts to maintain the quotation of such Shares on the OTC Bulletin Board or the facilities of any national securities exchange on which the Common Stock is then traded.  The Registration Statement shall not include securities owned by persons other than Purchasers and their respective assigns, subject to Section 20 below.  The First Registration Statement shall contain (except if otherwise directed by the Required Purchasers) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit 3 (the “Plan of Distribution”).  The amount of Shares required to be included in the Registration Statement as described in Section 7.1(a) (“Initial Registrable Shares”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act.  If Form S-3 is not available at that time, the Company will file with the Commission a registration statement on such form (including without limitation Forms SB-1, SB-2 and S-1) as is then available to effect a registration of the Shares, subject to the consent of a majority of the Purchasers, which consent shall not be unreasonably withheld;

(b)    in the event that less than all of the Initial Registrable Shares are included in the First Registration Statement as a result of the limitation described in this Section 7.1(a)(i), file additional Registration Statements each registering the Rule 415 Amount (each such Registration Statement a “Subsequent Registration Statement”), seriatim, until all of the Initial Registrable Shares have been registered.  The Filing Date and Effective Date of each such additional Registration Statement shall be, respectively, fourteen (14) and forty-five (45) days after the first day such Subsequent Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act.  Initial Registrable Shares and Share to be included in additional Registration Statements shall be allocated and registered pro rata among the Purchasers based upon their initial investments in the Offering;

(c)    use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the First Registration Statement effective within ninety (90) calendar days after the Closing Date (the “Required Effective Date”).  However, so long as the Company filed the First Registration Statement by the Filing Date, if the First Registration Statement receives Commission review, then the Required Effective Date will be the ninetieth (90th) calendar day after the Closing Date.  The Company’s commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the Commission.  If at any time the Company receives notification from the Commission that the First Registration Statement will receive no action or review from the Commission, then the Company will, subject to its rights under this Agreement, use its commercially reasonable efforts to cause the First Registration Statement to become effective within two (2) business days after such Commission notification.  The Company shall not file any registration statements with the Commission relating to securities that are not Shares until ninety (90) days after the Required Effective Date; provided nothing herein shall prohibit the filing of amendments or supplements to already filed registration statements;

(d)    use its commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the Closing Date, (ii) the date on which the Purchasers may sell all of the Shares then held by the Purchasers, without registration, pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iii) such time as all Shares purchased by all Purchasers in the Offering have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act.  Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Purchasers shall have no further right to offer or sell any of the Shares pursuant to the Registration Statement;

(e)    use commercially reasonably efforts to furnish (i) to each Purchaser with respect to the Shares registered under the Registration Statement by fax or email (in each case with answerback confirmed) or other prompt means one copy of the prospectus promptly after effectiveness of the Registration Statement and in any case before the next opening of the principal market for the Shares and (ii) to each Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as such Purchaser may reasonably request within a reasonable time, in order to facilitate the public sale or other disposition of all or any of the Shares by such Purchaser;

(f)    file documents required of the Company for normal Blue Sky clearance in states specified in writing by each Purchaser and reasonably acceptable to the Company; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1; (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(g)    bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to each Purchaser or underwriting discounts, brokerage fees and commissions incurred by such Purchaser, if any; and

(h)    promptly notify each Purchaser of the effectiveness of a Registration Statement, and any post-effective amendments thereto, as well as of the receipt by the Company of any stop orders of the Commission with respect to a Registration Statement and the lifting of any such order or of any pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (f) of this Section 7.1, that such Purchaser shall furnish to the Company such information regarding itself, the Shares to be sold by such Purchaser, and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

The Company understands that each Purchaser disclaims being an underwriter, but such Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the Commission that such Purchaser is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the Commission shall be extended to the earlier of (i) the sixtieth (60th) day after such Commission notification, or (ii) ninety (90) days after the initial filing of the Registration Statement with the Commission.  Notwithstanding the foregoing, the parties understand and agree that (i) the Placement Agent has not been retained as an underwriter for purposes of offering and selling the Shares; and (ii) Company shall not be obligated to retain an underwriter with respect to the offer and sale of Shares pursuant to the Registration Statement.  Neither the Company nor any Subsidiary or affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the Plan of Distribution.

7.2    Transfer of Shares After Registration.  While the Registration Statement is effective and available for resale, each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 hereof in the section titled “Plan of Distribution” or pursuant to an applicable exemption from registration, the availability of which is confirmed in writing by counsel to such Purchaser (the form, substance and scope of which opinion shall be reasonably acceptable to the Company) and delivered to the Company, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution.

7.3    Indemnification.

(i)
For purpose of this Agreement, the term “Purchaser/Affiliate” shall mean any affiliate of a Purchaser (as defined in Rule 405 under the Securities Act and including without limitation all stockholders, partners, members, officers, directors, employees and direct or indirect investors of such Purchaser and any of the foregoing Person’s agents or other representatives) and any Person who controls such Purchaser or any affiliate of such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)
For purpose of this Section 7.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.

(a)    The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any material breach of the representations and warranties of the Company contained in this Agreement (except that where representations and warranties are qualified by materiality, any breach), or any material breach by the Company of its obligations hereunder, and will reimburse such Purchaser or Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use  therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 5(i) or Section 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

(b)    Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5(h) or 7.2 hereof respecting the sale of the Shares or (ii) any material breach of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein, and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the obligations of such Purchaser under this Section 7.3 shall not exceed the net proceeds to such Purchaser from the sale of Shares pursuant to such Registration Statement.

(c)    Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying Person’s ability to defend such action).  Subject to provisions hereinafter stated, in case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume  the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party, based upon the advice of such indemnified party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action (including indemnified parties under Agreements with other Purchasers, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)    If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and such Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid (directly or indirectly) for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether  the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if such Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Purchaser’s obligation to contribute pursuant to this Section 7.3 is several and not joint.

(e)    Each Purchaser hereby acknowledges that it is a sophisticated business Person who was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and is fully informed regarding said provisions.  Each of the Company and each Purchaser is advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and each of the Company and such Purchaser hereby expressly waives and relinquishes any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agrees not to attempt to assert any such defense.

7.4    Termination of Conditions and Obligations.  The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earliest to occur of (i) the sale of the Shares pursuant to the Registration Statement, (ii) the sale of the Shares pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iii) the passage of one  year from the effective date of the Registration Statement covering such Shares, provided that the holder of such Shares is not at such time, and was not for ninety (90) days immediately prior thereto, an affiliate of the Company (as such term is defined in Rule 144), or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5    Information Available.  As long as any Purchaser owns the Shares and the Company is subject to the filing requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof pursuant to Rule 12b-25 promulgated under the Exchange Act and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination.  So long as the Registration Statement is effective covering the resale of Shares owned by such Purchaser, the Company will furnish to such Purchaser upon such Purchaser’s request:

(a)    as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, concurrently with delivery to its shareholders generally) one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with U.S. generally accepted accounting principles by a nationally recognized firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of such Purchaser, its Annual Report on Form 10-KSB, (iii) upon the request of a Purchaser, its Quarterly Reports on Form 10-QSB, (iv) upon the request of a Purchaser, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

(b)    all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and

(c)    upon the reasonable request of a Purchaser, a reasonable number of copies of the prospectuses and supplements thereto to supply to any other party requiring such prospectuses and supplements.

7.6    Assignment of Registration Rights.  The rights of each Purchaser hereunder, including the right to have the Company register the Shares pursuant to this Agreement, will be automatically assigned by such Purchaser to transferees or assignees of the Shares, but only if (a) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Shares with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (f) the transfer of Shares is made in accordance with the provisions of Section 5 and Section 7.2 hereof.

7.7    Delay in Filing or Effectiveness of Registration Statement.  If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or if a prospectus included in the Registration Statement which has been declared effective by the Commission, is not delivered to the Purchasers (as set forth in Section 7.1(e)) by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay such Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.  If a Purchaser shall be prohibited from selling Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay such Purchaser, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.  For purposes of this Section 7.7, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to each Purchaser pursuant to Section 9 of this Agreement.  Any payments made pursuant to this Section 7.7 shall not constitute a Purchaser’s exclusive remedy for such events.  Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Purchaser in respect of the same Shares for the same period of time.  The liquidated damage payments imposed hereunder shall be made to each Purchaser in cash.

7.8    Placement Agent Fee; Broker’s Fees.  Each Purchaser acknowledges that the Company intends to pay fees to the Placement Agent in respect of the sale of the Shares to the Purchasers.  The Company has further agreed to reimburse the Placement Agent’s expenses in connection with this offering and sale of the Shares and to indemnify the Placement Agent in connection with the transactions contemplated hereby.  Other than such fees payable to the Placement Agent, no brokerage or finder’s fees or commission are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Each Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated by this Section 7.8 that may be due in connection with the transactions contemplated by this Agreement.

7.9    Integration with Subsequent Transactions.  The Company shall not directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate with respect of any security (as defined in Section 2 of the Securities Act) of the same or similar class as the Shares that would (i) be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers; (ii) cause the offer and sale of the Shares to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act; or (iii) be integrated with the offer or sale of the Shares for purposes of the rules or regulations of any national securities exchange on which the Company’s Common Stock are listed or designated such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained prior to the closing of such subsequent transactions.   As used in this Agreement, the terms “offer” and “sale” shall have the meanings specified in Section 2(3) of the Securities Act.

7.10   Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Shares as required under Regulation D promulgated under the Securities Act and to promptly provide a copy thereof to the Placement Agent or any Purchaser who requests a copy after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at Closing pursuant to this Agreement under the applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and if requested by a Purchaser or the Placement Agent, shall provide evidence of any such action so taken.  The Company shall make such filings and reports relating to the offer and sale of the Shares as required under applicable securities or “blue sky” laws of the states of the United States following or on the Closing Date.  Neither the Placement Agent nor any Purchaser shall incur any costs or expenses relating to Form D or such filings under applicable securities or “blue sky” laws.

SECTION 8.  Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to the Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated by each Purchaser, and is intended for the Company to treat the Purchasers equally as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

SECTION 9.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given (i) when so faxed or (ii) the day after so mailed by such overnight express courier (except that notices of Suspensions or stop orders must be made both by facsimile and by overnight express courier) as follows:

(a)    if to the Company, to:

Deep Down, Inc.
15473 East Freeway
Channelview, TX 77530
Attention:  General Counsel
Facsimile:  (281) 862-2522
with a copy to:
Sonfield & Sonfield
770 South Post Oak Lane, Suite 435
Houston, Texas 77056
Attention: Robert L. Sonfield, Jr., Esq.
Facsimile:  (713) 877-1547

or to such other Person at such other place as the Company shall designate to each Purchaser in writing; and

(b)    if to a Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10.  Waiver or Amendment.  No provision of this Agreement may be waived, modified or amended except pursuant to an instrument in writing signed by the Company and the Required Purchasers.

SECTION 11.  Remedies.  In addition to being entitled to exercise all rights in this Agreement or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligation described in the foregoing sentence, and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 12.  Independent Nature of Purchasers’ Obligations and Rights.  (a) The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of each Purchaser to purchase Shares pursuant to this Agreement, the Private Placement Memorandum and the SEC Filings, has been made independently of any other Purchaser.

(b)    Nothing contained herein, and no action taken by any Purchaser thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or transactions contemplated by this Agreement.

(c)    Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, its rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  No Purchaser shall incur any liability to any other Purchaser with respect to exercising or refraining from exercising any right or rights that such Purchaser may have by reason of this Agreement.

(d)    Each Purchaser has been represented or had the opportunity to be represented by its own separate legal counsel in their review and negotiation of this Agreement.   The Company has elected to provide all Purchasers with the same terms and the Private Placement Memorandum for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

(e)    Each Purchaser agrees that no Purchaser or the respective affiliates of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

SECTION 13.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 14.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 15.  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America or the state courts of New York State located in New York, New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction.

SECTION 16.  Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be deemed original signatures.

SECTION 17.  Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp, transfer and other taxes and duties levied in connection with the delivery of the Shares.

SECTION 18.  Entire Agreement.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

SECTION 19.  Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  Notwithstanding anything to the contrary, the Company and each Purchaser agree that each Purchaser is an intended third party beneficiary of the representations and warranties and covenants made by Flotation pursuant to the Acquisition Agreement.

SECTION 20.  Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  At any time prior to the effectiveness of the Registration Statement, any Purchaser may assign its rights and obligations under Section 7 hereunder to any of its Purchaser/Affiliates without the consent of the Company so long as (i) such Purchaser/Affiliate is an “accredited investor” (within the meaning of Regulation D under the Securities Act), (ii) such Purchaser/Affiliate agrees in writing to be bound by this Agreement, (iii) such Purchaser/Affiliate completes and delivers to the Company the Questionnaire attached as Appendix I prior to the effectiveness of the Registration Statement, and (iv) any transfer of Shares to such Purchaser/Affiliate complies with Section 5 and Section 7.2 hereof; provided, however, that if such assignment is made to 10 or more separate Persons, then each Purchaser originally party  to this Agreement, and not any subsequent assignee, shall have the right to enforce the terms of, and receive notices under, Section 7.3 hereof.

SECTION 21.  Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 22.  No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Accordingly, the parties have agreed that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronounces stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine and neuter.

SECTION 23.  Publicity.  The Placement Agent shall have the right to approve before issuance any press release or any other public statements with respect to the transactions contemplated by this Agreement.

[Remainder of page intentionally blank]

Deep Down, Inc. Purchase Agreement, dated June 2, 2008

 Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DEEP DOWN, INC. By:____________________________ Name: Title:

Number of Shares to be purchased by
Purchaser:____________________________

Price Per Share:  $0.70
Aggregate Purchase price for Shares to be
purchased by Purchaser:$____________

Print or Type: Signature by:
Name of Purchaser:
______________________________

Name of Individual representing
Purchaser:______________________________
Title of Individual representing
Purchaser:______________________________

Signature of Individual representing
Purchaser (if an Institution):
_______________________________
Address: _______________________

Telephone:______________________

Fax: ___________________________

Email:__________________________

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Purchase Agreement)

A.    Complete the following items on the Purchase Agreement:

1.	Signature page:

(i)	Name of Purchaser

(ii)	Name of Individual representing Purchaser

(iii)	Title of Individual representing Purchaser

(iv)	Signature of Individual representing Purchaser

(v)	Number of Shares purchased and aggregate purchase price

2.	Appendix I - the Stock Certificate Questionnaire and Registration Statement Questionnaire:

Provide the information requested by such Questionnaires.

3.	Return the properly completed and signed Purchase Agreement including the properly completed Appendix I to (initially by facsimile or PDF with hard copy by overnight delivery):

Dahlman Rose & Company, LLC
142 West 57th Street
18th Floor
New York, NY 10019
Attention:  Robert Brinberg
Facsimile: 212-920-2955

B.    Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile or PDF to each Purchaser by the Placement Agent at a later date.

C.    Upon the resale of the Shares by each Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, each Purchaser:

(i)	must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at each Purchaser’s request); and

(ii)	must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

APPENDIX I

DEEP DOWN, INC.
STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3.2 of the Agreement, please provide us with the following information:

1	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:	____________________________________________________________

2	The relationship between each Purchaser of the Shares and the Registered Holder listed in response to item 1 above:	___________________________________________________________

3	The mailing address of the Registered Holder listed in response to item 1 above:	____________________________________________________ _____________________________________________________ _____________________________________________________

4	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:	___________________________________________________________

Appendix I - 1

DEEP DOWN, INC.
REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, Deep Down, Inc. (the “Company”), a Nevada corporation, will use the responses to this questionnaire to qualify prospective Purchaser for purposes of United States federal and state securities laws.  This is not an offer to sell or the solicitation of an offer to buy securities.  Such an offer can be made only by appropriate offering documentation.  Any such offer may be conditioned upon your qualification as an accredited purchaser under federal and state securities laws.

Please complete, sign, date and return one copy of this Questionnaire in accordance with the instructions on the Summary Instruction Sheet for each Purchaser on the page immediately preceding this Appendix I.

All investors (including partnerships, trusts, corporations, etc.) must complete Parts I, II and III of this Questionnaire.

If the answer to any question below is “none” or “not applicable”, please so indicate.

Your answers will be kept confidential at all times.  However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

Appendix I - 2

PART I  –  GENERAL

1.    Please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.    Please provide the number of shares that you or your organization will beneficially own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.    Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

[  ] Yes                                           [  ] No

If yes, please indicate the nature of any such relationships below:

4.    Are you (i) an NASD Member (see definition on next page), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

[  ] Yes                                           [  ] No

If “yes,” please describe below

NASD Member.  The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”).  (NASD Manual, By-laws Article I, Definitions)

Control.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  (Rule 405 under the Securities Act of 1933, as amended)

Appendix I - 3

Person Associated with a member of the NASD.  The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws.  (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person.  The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons.  (NASD Interpretation)

Appendix I - 4

PART II – INVESTOR INFORMATION

1.    Identification

Name: (exact name as it will appear on stock certificate):______________________________________________________________________________________

________________________________________________________________________________________________________________________________

Address of principal place of business:___________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

State (or Country) of formation or incorporation: ____________________________________________________________________________________________

Contact Person: _____________________________________________________________________________________________________________________

Telephone Number: __________________________________________________________________________________________________________________

Facsimile Number: ___________________________________________________________________________________________________________________

Type of Entity (corporation, partnership, trust, etc.):__________________________________________________________________________________________

Name(s) of individual(s) to have voting and investment Control over the Shares to be acquired:__________________________________________________________

Taxpayer or Employer Identification Number: ________________________________________________________________________________________________

Was the entity formed for the purpose of this investment?

 [  ] Yes                                                          [  ] No

If the answer is yes, all shareholders, partners or other equity owners must complete an Individual Questionnaire.  Please contact Deep Down, Inc. as soon as possible to obtain such questionnaire.  If the above answer is no, please continue completing this form.

2.    Proposed Investment

Please indicate the amount of your proposed investment: $_______________.

3.    Description of Investor

Please check the appropriate box to indicate which of the following accurately describe the nature of the business conducted by the investing entity:

[ ]	A corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment;

Appendix I - 5

[ ]
A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940 (a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives);

[ ]	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958;

[ ]	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

[ ]
A bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933, acting in either an individual or fiduciary capacity;

[ ]	An insurance company as defined in Section 2(13) of the Securities Act of 1933;

[ ]
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceeding $5,000,000, or (iii), if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

[ ]
A charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this Investment, with total assets in excess of $5,000,000;

[ ]
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this Questionnaire;

[ ]	An entity not located in the U.S., none of whose equity owners are U.S. citizens or U.S. residents;

[ ]	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934;

[ ]	A plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees; or

[ ]	Other (Describe:)

Appendix I - 6

4.    Investment Experience

Please provide information detailing the business, financial and investment experience of the entity and investment manager of such entity.

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

PART III – SIGNATURE

The above information is true and correct and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, and in determining applicable state securities laws and relying on exemptions contained therein.  The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at ________________________, on June __, 2008.

__________________________________ (Signature)

___________________________
(Title if for Entity)

Appendix I - 7

Exhibit 1 to Purchase Agreement

COMPANY DISCLOSURE LETTER

This Disclosure Letter is delivered under the terms of that certain Purchase Agreement by and between Deep Down, Inc. and each purchase whose name and address is set forth on the signature pages thereof, dated as of May 16, 2008 (the “Purchase Agreement”) and speaks as of the Closing Date under such Agreement. All capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms under the Purchase Agreement.

The contents of this Disclosure Letter correspond to the Purchase Agreement based on the numbering set forth below.

Schedule 4.1 to the Company Disclosure Letter

Schedule of Wholly-Owned Subsidiaries

The following are all the direct or indirect Subsidiaries, and all are wholly-owned:

Electrowave USA, Inc.

Mako Technologies, LLC

Schedule 4.32 to the Company Disclosure Letter

Schedule of Privately Negotiated Sales

In March 2007, the Company finalized the terms of an agreement with Daniel L. Ritz, Jr. (shareholder and director), who agreed to surrender 25,000,000 shares of common stock for $250,000 in cash (par value). Additionally, he surrendered 1,500 shares of Series F convertible preferred stock and 500 shares of Series G Redeemable Exchangeable Preferred Stock (“Series G Preferred Stock”) to the Company for cancellation. For these actions, Mr. Ritz received 1,250 shares of Series E Redeemable Exchangeable Preferred Stock (“Series E Preferred Stock”). In addition, Mr. Ritz kept 500 shares of Series E exchangeable preferred stock he previously owned and agreed to tender his resignation from the Board.

In March 2007, the Company issued 2,000 shares of Series E exchangeable preferred stock to John C. Siedhoff (shareholder, Chief Financial Officer, and director) for the surrender of his ownership of 1,500 shares of Series F convertible preferred stock and 500 shares of Series G Preferred Stock, which were returned to the transfer agent for cancellation.

On September 13, 2007, the Company redeemed 2,250 shares of Series E Preferred Stock owned by the Chief Executive Officer and director, and his wife, a Vice-President of the Company.  These shares of Series E Preferred Stock were redeemed for 2,250,000 shares of common stock at the closing price of $0.66.

On October 2, 2007, the Company exchanged 1,250 shares ($1,250,000 aggregate face value) of Series E Preferred Stock for 1,213,592 shares of common stock at the closing price of $1.03 per share.

On October 12, 2007, the Company closed an agreement with Ironman Energy Capital, L.P. for a private placement of 3,125,000 shares of common stock of the Company at $0.96 per share, or $3,000,000 in the aggregate, pursuant to an agreement reached on October 2, 2007 when the closing price was $1.03 per share.

During October 2007, 16,500 shares of Series C Convertible Preferred Stock were converted into 3,300,000 shares of common stock.

Exhibit 2 to Purchase Agreement

FORM OF LEGAL OPINION

The opinions will be subject to standard assumptions, limitations and other qualifications and the standard form of Sonfield & Sonfield.

1.           The Company is validly existing under the laws of the State of Nevada.

2.           The authorized capital stock of the Company consists of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

3.           The Company has the corporate power under the laws of the State of Nevada and the Articles of Incorporation and the By-Laws of the Company to execute, deliver and perform the Purchase Agreement (including, but not limited to, offering and selling the Shares).

4.           The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Purchase Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, the Shares will be validly issued, fully paid and non assessable.

5.           The execution, delivery and performance of the Purchase Agreement by the Company (including, but not limited to, the offer and sale of the Shares) have been duly authorized by all corporate action of the Company necessary under the laws of the State of Nevada and the Articles of Incorporation and the By-Laws of the Company.

6.           The Purchase Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against Company in accordance with its terms.

7.           Upon payment for and delivery of the Shares in accordance with the Purchase Agreement and the countersigning of the Shares by a duly authorized officer of the Company, the Shares will be duly issued by the Company under the laws of the State of Nevada and in accordance with the Articles of Incorporation and the By-laws of the Company.

8.           The execution, delivery and performance of the Purchase Agreement by the Company (including, but not limited to, the offer and sale of the Shares) do not (a) violate the Articles of Incorporation or the By-Laws of the Company, (b) violate the laws of the State of Nevada, any statute, rule or regulation of the States of New York or Texas or any United States federal statute, rule or regulation or (c) require under the laws of the State of Nevada, any statute, rule or regulation of the States of New York or Texas or any United States federal statute, rule or regulation as a condition of such execution, delivery and performance any consent, approval or authorization of any court or other governmental authority of the State of Nevada or the States of New York or Texas or any United States federal court or other United States federal governmental authority.

9.           No order, consent, permit or approval of any New York, Texas or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Purchase Agreement, is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Purchase Agreement, except that we express no opinion (other than the opinion in Paragraph 10 below) regarding any federal securities laws or Blue Sky or state securities laws or the indemnification section of the Purchase Agreement.

10.         The Company is not an investment company (as such term is defined in the Investment Company Act of 1940, as amended).

11.         Assuming the accuracy of the representations and warranties of the Purchasers in Section 5 of the Purchase Agreement, it is not necessary in connection with the sale of the Shares under the circumstances contemplated by the Purchase Agreement to register the Shares under the Securities Act of 1933, as amended.

Exhibit 3 to Purchase Agreement

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of such common stock by the holders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the shares of common stock issuable upon conversion of the convertible notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling securityholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling securityholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution.  We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.